                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2


                                 1st AMENDMENT


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                                  TEKRON, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)



        DELAWARE                           3732              51-0395658
        --------                           ----              ----------
(STATE OR OTHER JURISDICTION OF            (PRIMARY          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)             SIC NUMBER)       IDENTIFICATION NO.)


13123 Poway Road, Poway, CA 92064                            619-692-5868
---------------------------------                            ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (TELEPHONE)


Andrew Chandler
13123 Poway Road, Poway, CA 92064                            619-692-5868
---------------------------------                            ------------
(NAME & ADDRESS OF AGENT FOR SERVICE)                        (TELEPHONE)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



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

                                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------

Title of Each                       Proposed              Proposed
Class of                            Maximum               Maximum
Securities                          Offering              Aggregate             Amount of
to be          Amount to be         Price                 Offering              Registration
Registered     Registered           Per Unit(1)           Price(2)              Fee
----------------------------------------------------------------------------------------------

Common         4,095,000            $0.10                 $409,500              $108


(1)     Based on the price paid per share by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   PROSPECTUS

                                  TEKRON, INC.
                                4,095,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. See the section entitled "Selling Shareholders". The shares were acquired by the 70 selling shareholders directly from the Company in a private offering that was exempt from registration under the U.S. Securities laws. See section entitled "Description of Securities".

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors".

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: August 29, 2000



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

                                TABLE OF CONTENTS

Summary .................................................................     4
Offering ................................................................     4
Risk Factors ............................................................     4
Forward Looking Statements ..............................................     6
Use of Proceeds .........................................................     6
Determination of Offering Price .........................................     6
Dilution ................................................................     6
Dividend Policy .........................................................     6
Selling Shareholders ....................................................     6
Plan of Distribution ....................................................     9
Legal Proceedings .......................................................    10
Directors, Officers, Promoters and Control Persons ......................    10
Security Ownership of Certain Beneficial Owners and Management ..........    11
Description of Securities ...............................................    12
Interests of Named Experts and Counsel ..................................    13
Securities Act Indemnification Disclosure ...............................    13
Organization within the Last Five Years .................................    13
Description of Business .................................................    13
Plan of Operation .......................................................    20
Description of Property .................................................    21
Certain Relationships and Related Transactions ..........................    21
Market for Common Equity and Related Stockholder Matters ................    21
Executive Compensation ..................................................    22
Financial Statements ....................................................    23
Changes in or Disagreements with Accountants Disclosure .................    23
Available Information ...................................................    24



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

                                     SUMMARY

Tekron, Inc. was incorporated in Delaware on May 31, 1994 for the purpose of developing a marine service company for boat owners that would offer on-site preventative maintenance and repair services. From inception until December 1999, Management reviewed the marine services market while they continued to work for their primary employers, and the Company had no material operating activities.

In late 1999, Management decided to modify its original concept to include pick-up and delivery services tailored specifically for boat owners in order to capitalize on the increased fragmentation of the marine service industry, and seek necessary capital in order that they could begin developing the Company's boat servicing business.

The Company received its initial funding through the sale of common stock to investors from the period of approximately December 1, 1997 until January 31, 1998. The Company offered and sold 91,000 common stock shares at $0.10 per share to non-affiliated private investors. From inception until July 2000, the Company had no material operating activities.


                                    OFFERING

Securities                   Being Offered Up to 4,095,000 shares of common
                             stock. See section entitled "Description of Securities to be Registered".

Securities Issued
And to be Issued             4,104,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus. See section entitled "Description of Securities to be Registered".

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders. See section entitled "Use of Proceeds".


                                  RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with the Company's business plan. These risks include but are not limited to:

   Development Stage Status of the Company

        The Company is in the developing or starting stages of its business plan and is therefore more vulnerable to unexpected or uncontrollable business and economic forces. It lacks any loyalty or name recognition from potential customers. A competitor may be able to market a similar service before the Company can complete its development efforts. Economic conditions such as a national recession or reduced boat sales or boat usage could lower Company revenues.



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

   Going Concern Uncertainty

        The Company may not have sufficient cash, assets, or revenues to cover its operating costs and allow it to continue as a going concern.

   Dependence on Equity Funding

        The Company's business plan requires that it successfully raise capital to advance its business plan through a private placement offering of its common stock in order to raise $3,000,000. If the Company is unsuccessful in raising funds, the Company will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps.

   Lack of Market Acceptance

        The Company's long-term viability is substantially dependent upon the widespread acceptance of the "auto-lube" concept for boats. There is no historic evidence that this type of business will be successful against competition from traditional boat repair and maintenance services. Without sufficient customers or revenues, the Company would experience a material adverse effect on the Company's business, financial condition, operating results and cash flows.

   Reliance on Current Management

        The Company's performance and future operating results are substantially dependent on the continued service and performance of its current Management. The Company intends to hire a relatively small number of additional technical and marketing personnel in the next year. Competition for such personnel is intense, and there can be no assurance that the Company will be able to retain its essential employees or that it will be able to attract or retain highly-qualified technical and managerial personnel in the future. The loss of the services of any of the Company's current Management or other key employees or the inability to attract and retain the necessary technical, and marketing personnel could have a material adverse effect upon the Company's business, financial condition, operating results and cash flows.

   Management's Conflict of Interest

        The current officers, Mr. Chandler and Mr. Fulton, are the sole officers and directors of the company and have control in directing the activities of the company. Mr. Chandler is involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, the officers and directors of the company may face a conflict of interest. The Company has not formulated a plan to resolve any conflicts that may arise. While the Company and its sole officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to the Company after the Company raises capital of $3,000,000 through the sale of securities through a private placement and is able to provide officers' salaries per its business plan.



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

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur. Although Management intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Out actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling of the shareholders.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,095,000 shares of common stock offered through this prospectus. The shares include the following:

1. 91,000 shares of our common stock that the selling shareholders acquired from us in an



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

        offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on January 31, 1998; and

2. 4,004,000 shared of our common stock that the selling shareholders received pursuant to an 45 for 1 forward stock split executed December 8, 1999.

The following table provides as of August 23, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 4,095,000 shares outstanding on August 29, 2000.


                                Shares            Total of          Total          Percent
                                Owned Prior       Shares            Shares         Owned
Name of                         To This           Offered           After          After
Selling Shareholder             Offering          For Sale          Offering       Offering
----------------------------------------------------------------------------------------------
Alice Arterberry                  45,000            45,000          NIL            NIL
Frank Asaro                       90,000            90,000          NIL            NIL
Lawrence Barrett                  45,000            45,000          NIL            NIL
John Batliner                    135,000           135,000          NIL            NIL
Paul Battista                     45,000            45,000          NIL            NIL
Jill Beam                         45,000            45,000          NIL            NIL
Irene Beauchamp                   45,000            45,000          NIL            NIL
Jacqueline Beer                   45,000            45,000          NIL            NIL
Brian Belknap                     90,000            90,000          NIL            NIL
David Bounds                      45,000            45,000          NIL            NIL
Sharon Boyd                       45,000            45,000          NIL            NIL
Daniel Costello                   45,000            45,000          NIL            NIL
Dennis Crooks                     45,000            45,000          NIL            NIL
Theodore Daniels                  45,000            45,000          NIL            NIL
Nancy Davis                       45,000            45,000          NIL            NIL
Dale Dukes                        90,000            90,000          NIL            NIL
Dominique Feeley                  45,000            45,000          NIL            NIL
Brian Frasier                     45,000            45,000          NIL            NIL
Tim Griffin                       45,000            45,000          NIL            NIL
Adolph Guerrero                   45,000            45,000          NIL            NIL
Mary Heavlin                     180,000           180,000          NIL            NIL
William Howe                      45,000            45,000          NIL            NIL



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

Nichole Hudson                   180,000           180,000          NIL            NIL
Jeanette Huntley                  45,000            45,000          NIL            NIL
Amy Hurley                        45,000            45,000          NIL            NIL
Ray Kruger                        90,000            90,000          NIL            NIL
Russell Lajoie                    45,000            45,000          NIL            NIL
Jill Ann Lewis                    90,000            90,000          NIL            NIL
Debra McCall                      45,000            45,000          NIL            NIL
Susan McGarry                     45,000            45,000          NIL            NIL
Fred McNorton                     45,000            45,000          NIL            NIL
Ivette Keris Meade                45,000            45,000          NIL            NIL
Daniel Paul Mix                   45,000            45,000          NIL            NIL
Simon Moghadamzadhe               45,000            45,000          NIL            NIL
Anthony Musorofiti                45,000            45,000          NIL            NIL
Ann Myers                         45,000            45,000          NIL            NIL
Shannon Nevett                   180,000           180,000          NIL            NIL
Patrizia Nickel                   45,000            45,000          NIL            NIL
Leslie O'Keefe                    45,000            45,000          NIL            NIL
Eric Peterson                     45,000            45,000          NIL            NIL
Kurt & Candice Pierson            90,000            90,000          NIL            NIL
Terah Powell                      45,000            45,000          NIL            NIL
Mary Quimby                       45,000            45,000          NIL            NIL
Matthew Ramos                     45,000            45,000          NIL            NIL
Ryan Jordan Ramos                 45,000            45,000          NIL            NIL
Dustin Rikert                     45,000            45,000          NIL            NIL
Gerrie Rikert                     45,000            45,000          NIL            NIL
Stephen Samuels                   45,000            45,000          NIL            NIL
Elizabeth Schier                  45,000            45,000          NIL            NIL
John Shafer                       90,000            90,000          NIL            NIL
Arthur  Sipple                    45,000            45,000          NIL            NIL
Rita Smith                        90,000            90,000          NIL            NIL
Terry Smith                       45,000            45,000          NIL            NIL
Shirley Spittle                   45,000            45,000          NIL            NIL
Andrew Stamets                    45,000            45,000          NIL            NIL
Daniel Stonesifer                 45,000            45,000          NIL            NIL
Stephanie Strange                 45,000            45,000          NIL            NIL
Deborah Sturch                    90,000            90,000          NIL            NIL
Katie Sturtevant                  45,000            45,000          NIL            NIL
Jeanette Talvy                    90,000            90,000          NIL            NIL
Cathy Jo Taylor                   45,000            45,000          NIL            NIL
Kenneth Twedt                     45,000            45,000          NIL            NIL
Tammy Vorrath                     45,000            45,000          NIL            NIL
Rodger Ward                       45,000            45,000          NIL            NIL
Connie White                      45,000            45,000          NIL            NIL
James Whitley                     45,000            45,000          NIL            NIL
Anne Winton                       45,000            45,000          NIL            NIL
Leonard Womack                    45,000            45,000          NIL            NIL
Linda Woodring                    45,000            45,000          NIL            NIL
Traci Woolley                     45,000            45,000          NIL            NIL



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



To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Tekron other than as a shareholder as noted above at any time within the past three years; or

2.      Has ever been an officer or director of Tekron.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.      in privately negotiated transactions;

3.      through the writing of options on the common stock;

4.      in short sales; or

5.      in any combination of these methods of distribution.

The sales price to the public may be:

1.      the market price prevailing at the time of sale;

2.      a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of the Company, all of those whose one year terms will expire 3/31/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address               Age    Position       Date First Elected   Term Expires
--------------               ---    --------       ------------------   ------------
Andrew Chandler                     President,     9/15/94              5/20/01
13123 Poway Rd.                     Secretary,
Poway, CA 92064                     Director

Don Fulton                          Treasurer,     9/15/94              5/20/01
13123 Poway Rd.                     Director
Poway, CA 92064

Each of the foregoing persons may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgement, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment



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

advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Resumes

Andrew Chandler, President, Secretary & Director

1994 - Current               President and owner of Quik Lube, Inc. in Poway,
                             California. Quik Lube provides a full line of automobile services from basic lubrication and oil changes to extensive automobile repairs such as radiators, brakes, air conditioning, electrical systems, suspension parts, engine rebuilding, and transmission repair.


Don Fulton, Treasurer & Director

Current                      Retired

1987 - 1999                  Union Bank of California. Manager of corporate
                             commercial lending. Flag Member in good standing with San Diego and Southwestern Yacht Clubs. Member of PHRF Racing Association, a handicapping association of buoy and off-shore race teams, since
                             1976. Member of the San Diego Racing Fleet. Has participated in annual yacht races from California to Mexico in the San Diego/Ensenada races and Newport Beach/Ensenada races for over thirty years.
                             Also has participated in California yacht races such as the Coronado Islands Regattas. Owner and captain of three sailboats ranging in size from twenty eight feet to thirty five feet.

1969                         B.A. Political Science, San Diego State University



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the Company's common stock through the most current date - July 31, 2000:

Title Of                                    Amount &                    Percent
Class          Name                         Nature of owner             Owned
-----          ----                         ---------------             -----


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


Common         Andrew Chandler              4,500                       1%

Common         Don Fulton                   4,500                       1%


Total Shares Owned by Officers
& Directors As a Group                      9,000                       2%

(a) Mr. Chandler received 100 shares of the Company's common stock on September 15, 1994 for administrative services and services related to the Company's business plan. 4,400 shares of the Company's common stock were issued to him per a 45 for 1 stock split on December 8, 1999.

(b) Mr. Fulton received 100 shares of the Company's common stock on September 15, 1994 for administrative services and services related to the Company's business plan. 4,400 shares of the Company's common stock were issued to him per a 45 for 1 stock split on December 8, 1999.


                            DESCRIPTION OF SECURITIES

The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 Shares of Common Stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding Common Stock is, and the shares offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
(i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the



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

investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jennifer Pulver, our independent counsel, has provided an opinion on the validity of our common stock.


        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

The Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated in Delaware on May 31, 1994. In November of 1997 the board of directors voted to seek capital and began development of the Company's business plan. During December 1997 and January 1998, the Company received its initial funding through the sale of common stock to investors.


                             DESCRIPTION OF BUSINESS

ORGANIZATION

Tekron, Inc. was incorporated in Delaware on May 31, 1994 for the purpose of developing a marine service company for boat owners that would offer on-site preventative maintenance and repair services. From inception until December 1999, Management reviewed the marine services market while they continued to work for their primary employers, and the Company had no material operating activities.

In late 1999, Management decided to modify its original concept to include pick-up and delivery services tailored specifically for boat owners in order to capitalize on the increased fragmentation of the marine service industry, and seek necessary capital in order that they could begin developing the Company's boat servicing business.

The Company received its initial funding through the sale of common stock to investors from the period of approximately December 1, 1997 until January 31, 1998. The Company offered and sold 91,000 common stock shares at $0.10 per share to non-affiliated private investors. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act").


BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


BUSINESS OF THE COMPANY

PRINCIPAL SERVICES AND MARKETS

The Company intends to become a primary provider of boat maintenance and specialty services to two distinct target markets: the recreational boater who "trailers" his boat, and the owner of the over 28' boat whose vessel is kept moored and is in the water year-round. The first two markets the Company intends to service are the high vessel capacity ports and marinas of Los Angeles and San Diego, California.

According to the National Marine Manufacturers Association's research, most owners don't want to be bothered with boat, engine and trailer maintenance and repair. Over 40% of all marine maintenance is preventative ("Boating Market Evaluation and Opportunities Study" (C) 1996 NMMA). The company will concentrate on this preventative maintenance, while leaving the full repair services to the traditional marine dealerships. The company will offer the boat owner the same positive experience he's had when his car has been serviced by a typical fast lube auto center.

The small boat owner will be offered a new concept in boat maintenance. Utilizing marine service centers and mobile service trucks that can provide many of the services dockside or in the owner's driveway, the company will offer the following Marine Services Menu to the small boat owner:

        Basic Engine/Drive Periodic Maintenance: Oil/Filter Change, Fuel Filter Service, Lubrication, Hydraulic Fluid Top-Off, Multi-point Equipment Check

        Supplemental Engine/Drive Service Options: Winterization/Storage Prep, Engine Flush/Water Pump Check, Coolant Fill/Replacement, Fuel System Treatment, Prop Shaft Lube and Prop Check/Replacement, Corrosion Protection Treatment, Touch-Up Painting

        Boat Trailer Service Options: Wheel Bearing Lubrication,
        Lights/Harness/Connector Repair/Replacement, Winch/Line
        Check/Lube/Replacement, Tire Check/Replacement

        Boat Service Options: Pressure Spray Bottom Cleaning, Detailing, Shrink Wrap, Battery Maintenance/Replacement, Bilge Pump Check/Replacement, Fire Extinguisher Check/Replacement

For the 28' and larger boats which are typically left in the water for the boating season, the Company plans to provide on-site service where the boat is being docked (marinas, yacht clubs, personal docks, boat yards, etc.). The service requirements of this segment of the boating industry are highly specialized and require a commitment to the environment as well as the boat owner. Basic services, similar to those provided to the small boat owner, will be offered by "a lube shop on the water". The company will utilize marine quality high-pressure hoses to extract waste fluids from the engine, bilges and storage tanks. Multiple adapters such as metering guns will then be used to fill the engine or tanks with fresh oil. The utilization of advanced systems and engineering design will provide an environmentally safe and efficient way of handling hazardous fluids on the water. In addition to the marine services offered to the small boat owner, the following menu of Marine Services will be offered to the large boat owner:

        Bilge Cleaning: Anti-bacterial citrus-based degreaser pre-treatment, pressurized water cleaning, removal of bilge water and wastes, complete rinse

        Maintenance Plans: Weekly/Monthly complete system check, cleaning, bilge pump checks, safe harbor storm prep

        Specialty Services: Onboard delivery of water and ice, groceries, overnight laundry service, garbage pickup

Based upon Management's experience in the boating industry, the size and nature of the market is diverse and continues to grow at a steady rate. According to the National Marine Manufacturers Association, Market Statistics Department, January 2000((C) 2000 NMMA), in the United States, expenditures for boating have doubled from $11.2 million in 1993 to $22.9 million in 1999. The estimated number of boats owned in the U.S. in 1999 was 16.8 million. Per the Market Statistics Department analysis, the demographics of recent new boat buyers, excluding personal water craft and small aluminum fishing boats is comprised of the following:

                                                                      Fiberglass
                           Total          Cruiser       Runabout      Fishing
                           -----          -------       --------      -------
Median Age                 47             50            44            46
Median Income              $71K           $134K         67K           64K

Married                    86%            86%           84%           89%
Managerial/Professional    58%            70%           49%           44%
Retired                    11%            11%           13%            9%
Other                      31%            19%           38%           47%

The "Boating Market Evaluation & Opportunities Study" issued by the National Marine Manufacturers Association ((C) 1996 NMMA) stated "The American consumer's hunger for water-based recreation and desire to own pleasure boats may be at an all-time high. But in order to grow, the industry providing products, sales and service to this widespread market will need to make fundamental changes to keep current boat owners satisfied and attract new customers." The report goes on to state the service segment needs a "Cultural Change". "The treatment boat owners receive when seeking service will need to improve dramatically. Boat owners, like most other consumer durable product owners, are comparing service treatment to that of auto dealerships and find it hardly measures up. Service is the number one area cited that needs improvement." Members of the RPC (Research and Sales Promotion Committee) suggested that new service methods need to be researched.

The Company has a current business plan which proposes to utilize its founders' backgrounds to develop its business from the current concept stage into a unique marine service company offering quality and convenience coupled with basic servicing needs to a wide range of boating clientele. The business plan projects the Company will obtain a listing on the NASD's Over the Counter Electronic Bulletin Board during months one through three, prepare a private placement memorandum during months one through three, and raise capital of $3,000,000 through the sale of common stock in the private placement by, selling 3,000,000 shares at $1.00 per share, to accredited or sophisticated investors during months four through six. During month seven, after raising capital, the Company intends to open one service site for boats in Los Angeles, and one in San Diego, California. During months seven through twelve, in order to operate both service sites, the Company intends to expend $60,000 for two manager-service technicians, $120,000 for four service assistants, $25,000 for two office clerical employees, $20,000 for inventory, $200,000 for the purchase and outfitting of four service vehicles, $600,000 for purchase of four service vessels, $10,000 for set-up and maintenance of the Company's web site, $125,000 for advertising, $30,000 for one marketing manager, $110,000 for purchase of computers and fixed assets, and $62,000 for rent and other operating expenses.

The Company's current business plan provides for funding solely through private placement investment. Through Management's experience in business and banking, alternate sources of business funding include venture capital investment, personal loans from Management, and institutional loans. In the event the Company is not successful in obtaining funding through a private placement, Management believes the best alternative to advance the Company's business plan is for Management to loan funds to the Company sufficient to maintain the Company at a minimum level and delay the business plan steps until such time as private placement investment becomes available. The Company's officers and directors have not, as of the date of this filing loaned any funds to the Company. There are no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans. At this time, Management believes institutional loans are unavailable to the Company due to its development stage nature, and venture capital investment is not beneficial to the existing shareholders due to the fifty percent or greater amount of ownership normally required for venture capital funding.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

The Company intends to offer information on its services to prospective clients on its web site, www.marineservice.net, which will feature available services, contact information and links. It also plans to advertise its web site and services on existing boating industry web sites, such as local yacht clubs in the Company's service area (i.e. the San Diego Yacht Club www.sdyc.org,) and purchase "banner ads" on the web pages of well-known regional boat supply companies such as West Marine and Boat-US. Magazine advertising in such trade publications as "Sail", "Sailing", "Boating", "Sea Magazine" and "Yachting" will also be researched, as well as area boat show booth rentals and direct distribution of marketing flyers to local marinas and yacht clubs.


PLANNED NEW PRODUCT OR SERVICE

The Company has no new product or service planned or announced to the public.


COMPETITION AND COMPETITIVE POSITION

The size and financial strength of the Company's primary competitors, traditional boat repair companies, Boatside Services, Inc., and Naut-A-Care Marine Services are substantially greater than those of the Company. In examining major competitors Management has found at traditional boat repair companies, an average maintenance/repair takes two days and almost half of the repairs took four. The owner is also required to trailer his boat to the business, or for larger boats the maintenance must be done at the marina site of the business. The other two major competitors cater to the large boat owner, specializing in on-water service, but fail to address the needs of the small boat owner. However, the Company's competitors have longer operating histories, larger customer bases, and greater brand recognition than the Company. Management is not aware of any significant barriers to the Company's entry into the boat servicing market, however, the Company at this time has no market share of this market.


SUPPLIERS AND SOURCES OF RAW MATERIALS

Management will rely on their combined experience and knowledge in the auto lube and boating industries. While the Company has no current contracts with boating service suppliers, Management is familiar with these manufacturers and suppliers such as Aqua Power Marine, Fram/Allied Signal, LubriMatic, Racor, Quaker State and Shell. Management feels that availability will not be a problem at any time, since it is aware of over two hundred suppliers of quality boating products. The Company will enter into agreements with manufacturers and suppliers per its business plan after raising capital during the first six months of its plan.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

The Company will not depend on any one or a few major customers. The "Boating Market Evaluation & Opportunities Study" issued by the National Marine Manufacturers Association ((C) 1998 NMMA) reported United States Coast Guard boat registration filings for California as 895,000. The Company's target market for the first two years of its business plan is small and large boat owners in the harbors of San Diego, and Los Angeles California estimated at over 40% of the approximately 895,000 boats currently registered in the State of California. After two years of marketing in California, the Company intends to expand into the following boating markets identified by the NMMA 1998 study: Oregon and Washington - 250,000 registered boats, Northeastern seaboard states - 1,132,236 registered boats, Southeastern seaboard states - 1,503,552 registered boats, Great Lakes states - 2,834,545 registered boats.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

The Company owns its Internet domain name, has setup its first web page "marineservice.net", has applied for U.S. trademark protection, and will expand its web site in the fourth quarter of 2000. The Company has no current plans for any additional registrations such as patents, other trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. The Company will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.


REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

The Company is not required to apply for or have any government approval for its products or services.


EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

The Company will be subject to Federal environmental laws and regulations that relate directly or indirectly to its operations including the National Environmental Policy Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, and their implementing regulations, as well as numerous state and local environmental laws. These laws and regulations include: a) controlling the discharge of materials into the environment, b) requiring removal and cleanup under certain circumstances, c) requiring the proper handling and disposal of waste materials, and, d) requirements otherwise relating to the protection of the environment. These laws and regulations have become more stringent in recent years and may, in certain circumstances, assess administrative, civil and criminal penalties and impose "strict liability", rendering a company liable for environmental damage without regard to negligence or fault on the part of the company. Such laws and regulations may expose the Company to liability for the conduct of or conditions caused by others or for acts of the Company that were in compliance with all applicable laws and regulations at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the Company. The Company will conduct its operations in substantial compliance with all applicable environmental laws and regulations.


RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS

The Company has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on the Company's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on the Company's business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of the Company could be adversely affected.

The Company's business plan allows for maintaining insurance coverage against certain environmental liabilities, but there can be no assurance that such insurance will continue to be available or carried by the Company or, if available and carried, will be adequate to cover the Company's liability in the event of a catastrophic occurrence.


NUMBER OF EMPLOYEES

The Company's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the Company. The officers intend to work on a full time basis when the Company raises capital per its business plan. The Company's business plan calls for hiring thirteen new full time employees during the next twelve months.


REPORTS TO SECURITY HOLDERS

The Company's bylaws do not require the Company to deliver an annual report to its shareholders and the Company has not in the past provided an annual report to its shareholders. The Company makes its financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. The Company became subject to disclosure filing requirements effective April 14, 2000, was cleared of all comments on August 24, 2000, and is current in its required filings, including Form 10-KSB annually and Form 10-QSB quarterly. In addition, the Company will file Form 8 and other proxy and information statements from time to time as required. The Company does not intend to voluntarily file the above reports in the event its obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials the Company files with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Year 2000 Disclosure

During the last five years, almost all users of computers in public and business applications were made aware that time-sensitive software might cause their computer systems to recognize a date using "00" as the year 1900 rather than the year 2000. Computer users were concerned that this software date problem might result in system failures or miscalculations causing disruption of normal business activities, primarily in the first weeks of 2000.

The Company's business plan directs the purchase of computer equipment and software during the fourth quarter of 2000. The Company's Management has hands-on familiarity with all of the software that will be utilized in its business plan and has experienced no Year 2000 related systems problems as of the date of this filing. Management has discussed Year 2000 computer systems issues with proposed goods and services suppliers for the Company's business plan and they have confirmed their computer related systems are already Year 2000 compatible.

Therefore, Management has made no Year 2000 compliance plans, other than to plan purchases of computer systems and software which are already Year 2000 compatible. Management has no Year 2000 contingency plans and does not intend to prepare future contingency plans related to Year 2000 compliance worst case scenarios. Management reasonably anticipates that the Company will experience no adverse operational or cash flow effect from Year 2000 computer related software problems.


                                PLAN OF OPERATION

The Company's current cash balance is $1,588. Management believes the current cash balance is sufficient to fund the current minimum level of operations through the fourth quarter of 2000, however, in order to advance the Company's business plan the Company must raise capital through the sale of equity securities. To date, the Company has sold $9,100 in equity securities. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

The Company's business plan encompasses the following steps to implement its boat servicing business plan: after raising capital of $3,000,000 during the first six months, the Company intends to open one service site for boats in Los Angeles, and one in San Diego, California during month seven. During months seven through twelve, in order to operate both service sites, the Company intends to expend $60,000 for two manager-service technicians, $120,000 for four service assistants, $25,000 for two office clerical employees, $20,000 for inventory, $200,000 for the purchase and outfitting of four service vehicles, $600,000 for purchase of four service vessels, $10,000 for set-up and maintenance of the Company's web site, $125,000 for advertising, $30,000 for one marketing manager, $110,000 for purchase of computers and fixed assets, and $62,000 for rent and other operating expenses.

Management has made initial progress in implementing its business plan by registering its Internet domain name on the Internet, applying for U.S. trademark protection, and plans to setup its web site in the second quarter of 2000. The Company will only be able to continue to advance its business plan after it receives capital funding through the sale of equity securities. After raising capital, Management intends to hire employees, rent commercial space in San Diego and Los Angeles, purchase vehicles and equipment, and begin development of its boat service operations. The

Company intends to use its equity capital to fund the Company's business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of its business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget, longer than anticipated development of its service vehicles and vessels, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The Company's officers and directors have not, as of the date of this filing loaned any funds to the Company. There are no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.


There are no current plans for additional product research and development. The Company plans to purchase approximately $110,000 in furniture, computers, software during the next twelve months from proceeds of its equity security sales. The Company's business plan provides for an increase of thirteen employees during the next twelve months.


                             DESCRIPTION OF PROPERTY

The Company's principal executive office address is 13123 Poway Road, Poway, CA 92064. The principal executive office and telephone number are provided by Mr. Chandler, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. Management considers the Company's current principal office space arrangement adequate until such time as the Company achieves its business plan goal of raising capital of $3,000,000 and then begins hiring new employees per its business plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Chandler, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.


       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER SHAREHOLDER MATTERS

The Company plans to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD). The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for the Company's securities. There has been no public trading of the Company's securities, and, therefore, no high and low bid pricing of the Company's securities. As of July 31, 2000, the Company had 72 shareholders of record. The Company has paid no cash dividends. The Company has no outstanding options. There is no pending or proposed public offering of equity.


                             EXECUTIVE COMPENSATION

The company's current officers receive no compensation.

                           Summary Compensation Table

                                                 Other
Name &                                           annual       Restricted                 LTIP      All other
principle                  Salary     Bonus      compen-       stock        Options     Payouts     compen-
position         Year       ($)        ($)      sation ($)    awards ($)     SARs         ($)      sation ($)
-------------------------------------------------------------------------------------------------------------
A Chandler       1996       -0-        -0-        -0-           -0-          -0-          -0-        -0-
President        1997       -0-        -0-        -0-           -0-          -0-          -0-        -0-
                 1998       -0-        -0-        -0-           -0-          -0-          -0-        -0-


D Fulton         1996       -0-        -0-        -0-           -0-          -0-          -0-        -0-
Director         1997       -0-        -0-        -0-           -0-          -0-          -0-        -0-
                 1998       -0-        -0-        -0-           -0-          -0-          -0-        -0-

There are no current employment agreements between the Company and its executive officers.

The Board agreed to pay Mr. Chandler for administrative services and services related to the Company's business plan 100 shares of the Company's common stock on September 15, 1994. The stock was valued at the price unaffiliated investors paid for stock sold by the Company, $.10 per share. On December 8, 1999, 4,400 shares of the Company's common stock were issued to him per a 45 for 1 stock split.

The Board agreed to pay Mr. Fulton for administrative services and services related to the Company's business plan 100 shares of the Company's common stock on September 15, 1994. The stock was valued at the price unaffiliated investors paid for stock sold by the Company, $.10 per share. On December 8, 1999, 4,400 shares of the Company's common stock were issued to him per a 45 for 1 stock split.

The terms of these stock issuances were as fair to the Company, in the Board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the Company. The Directors and Principal Officers have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries to all Officers and compensation for Directors' participation. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $15,000 at each month end. When positive cash flow reaches $15,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the Company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Corporation or any of its subsidiaries, if any.


                              FINANCIAL STATEMENTS


The audited financial statements of the Company for the years ended March 31, 2000 and 1999 and related notes which are included in this offering have been examined by Barry Friedman, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting. The Company's unaudited financial statements for the quarter ended June 30, 2000 are also included in this filing. These documents are also included in the Company's Form 10K and Form 10Q and are available on the Securities and Exchange Commission's web site (www.sec.gov) or at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549.



       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
                            AND FINANCIAL DISCLOSURE

None.

                                  TEKRON, INC.
                         (A Development Stage Company)


                              FINANCIAL STATEMENTS

                                 MARCH 31, 2000
                                 MARCH 31, 1999
                                 MARCH 31, 1998

                                TABLE OF CONTENTS


                                                                       PAGE #
                                                                       ------
INDEPENDENT AUDITORS REPORT                                              F-1


ASSETS                                                                   F-2


LIABILITIES AND STOCKHOLDERS' EQUITY                                     F-3


STATEMENT OF OPERATIONS                                                  F-4


STATEMENT OF STOCKHOLDERS' EQUITY                                        F-5


STATEMENT OF CASH FLOWS                                                  F-6


NOTES TO FINANCIAL STATEMENTS                                         F-7 - F-11

                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT


Board of Directors                                                  May 30, 2000
Tekron, Inc.
Poway, California

        I have audited the accompanying Balance Sheets of Tekron, Inc. (A Development Stage Company), as of March 31, 2000, March 31, 1999, and March 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the three years ended March 31, 2000, March 31, 1999, and March 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tekron, Inc. (A Development Stage Company), as of March 31, 2000, March 31, 1999, and March 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the three years ended March 31, 2000, March 31, 1999, and March 31, 1998, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, Nevada 89123
(702) 361-8414

                                  TEKRON, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET


                                     ASSETS


                                  MARCH         MARCH          MARCH
                                31, 2000       31, 1999       31, 1998
                                --------       --------       --------
CURRENT ASSETS

CASH                             $4,873         $9,100         $9,100
                                 ------         ------         ------

    TOTAL CURRENT ASSETS         $4,873         $9,100         $9,100
                                 ------         ------         ------


OTHER ASSETS                     $    0         $    0         $    0
                                 ------         ------         ------

    TOTAL OTHER ASSETS           $    0         $    0         $    0
                                 ------         ------         ------



TOTAL ASSETS                     $4,873         $9,100         $9,100
                                 ------         ------         ------



    The accompanying notes are an integral part of these financial statements

                                  TEKRON, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                         MARCH           MARCH          MARCH
                                        31, 2000       31, 1999       31, 1998
                                        --------       --------       --------
CURRENT LIABILITIES                      $    0         $    0         $    0
                                         ------         ------         ------

    TOTAL CURRENT LIABILITIES            $    0         $    0         $    0
                                         ------         ------         ------

STOCKHOLDERS' EQUITY (Note #4)

    Common stock
    Par value $0.00001
    Authorized 20,000,000 shares
    Issued and outstanding at

    March 31, 1998 -
    91,200 shares                                                      $    1

    March 31, 1999 -
    91,200 shares                                       $    1

    Common stock
    Par value $0.001
    Authorized 20,000,000 shares
    Issued and outstanding at

    March 31, 2000 -
    4,104,000 shares                     $4,104

    Additional Paid-In Capital           +5,016         +9,119         +9,119

    Deficit accumulated during
    The Development stage                -4,247            -20            -20
                                         ------         ------         ------
TOTAL STOCKHOLDERS' EQUITY               $4,873         $9,100         $9,100
                                         ------         ------         ------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY:                    $4,873         $9,100         $9,100
                                         ------         ------         ------



    The accompanying notes are an integral part of these financial statements

                                  TEKRON, INC.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS


                                  YEAR              YEAR               YEAR            MAY 31, 1994
                                 ENDED              ENDED              ENDED           (INCEPTION)
                                MAR. 31,           MAR. 31,           MAR. 31,          TO MAR. 31,
                                  2000               1999               1998               2000
                               ----------         ----------         ----------         -----------
INCOME
Revenue                        $        0         $        0         $        0         $        0
                               ----------         ----------         ----------         ----------


EXPENSES

General, Selling and
Administrative                 $    4,227         $        0         $        0         $    4,247
                               ----------         ----------         ----------         ----------


        TOTAL EXPENSES         $    4,227         $        0         $        0         $    4,247
                               ----------         ----------         ----------         ----------


NET PROFIT/LOSS (-)            $   -4,227         $        0         $        0         $   -4,247
                               ----------         ----------         ----------         ----------



Net Loss per share -
    Basic and diluted
    (Note #2)                  $   -.0010         $      NIL         $      NIL         $   -.0010
                               ----------         ----------         ----------         ----------


Weighted average
Number of common
shares outstanding              4,104,000          4,104,000          4,104,000          4,104,000
                               ----------         ----------         ----------         ----------



    The accompanying notes are an integral part of these financial statements

                                  TEKRON, INC.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                ADDITIONAL        ACCUMU-
                             COMMON             STOCK            PAID-IN          LATED
                             SHARES             AMOUNT           CAPITAL          DEFICIT
                            ---------         ---------         ---------         -------
Balance,
March 31, 1997                    200         $       1         $      19         $   -20

January 31, 1998
Issued For Cash                91,000                 0             9,100

Net loss year ended
March 31, 1998                                                                          0
                            ---------         ---------         ---------         -------

Balance,
March 31, 1998                 91,200         $       1         $   9,119         $   -20

Net loss year ended
March 31, 1999                                                                          0
                            ---------         ---------         ---------         -------

Balance,
March 31, 1999                 91,200         $       1         $   9,119         $   -20

September 16, 1999
Changed Par Value
From $0.00001
To $0.001                                           +90               -90

December 8, 1999
Forward Stock Split
45 for 1                    4,012,800            +4,013            -4,013

Net Loss year ended
March 31, 2000                                                                     -4,227
                            ---------         ---------         ---------         -------

Balance,
March 31, 2000              4,104,000         $   4,104         $   5,016         $-4,247
                            ---------         ---------         ---------         -------



    The accompanying notes are an integral part of these financial statements

                                  TEKRON, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                  YEAR           YEAR          YEAR         MAY 31, 1994
                                  ENDED          ENDED         ENDED        (INCEPTION)
                                 MAR. 31,       MAR. 31,      MAR. 31,       TO MAR. 31,
                                  2000           1999           1998           2000
                                 ------         ------         ------       ------------
CASH FLOWS FROM
OPERATING ACTIVITIES

    Net Loss                    $-4,227         $    0         $    0         $-4,247

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities
    Issue Common Stock
    For Services                      0              0              0             +20

Changes in assets and
Liabilities                           0              0              0               0
                                -------         ------         ------         -------


NET CASH USED IN
OPERATING ACTIVITIES            $-4,227         $    0         $    0         $-4,227

CASH FLOWS FROM
INVESTING ACTIVITIES                  0              0              0               0

CASH FLOWS FROM
FINANCING ACTIVITIES

    Issuance of Common
    Stock for Cash                    0              0         +9,100          +9,100
                                -------         ------         ------         -------

Net Increase (decrease)         $-4,227         $    0         $    0         $+4,873

Cash,
Beginning of period               9,100          9,100              0               0
                                -------         ------         ------         -------

Cash, End of Period             $ 4,873         $9,100         $9,100         $ 4,873
                                -------         ------         ------         -------



    The accompanying notes are an integral part of these financial statements

                                  TEKRON, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

               MARCH 31, 2000, MARCH 31, 1999, and MARCH 31, 1998



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized MAY 31, 1994, under the laws of the State of Delaware as TEKRON, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Method

                The Company records income and expenses on the accrual method.

        Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and equivalents

                The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of March 31, 2000.

                                  TEKRON, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               MARCH 31, 2000, MARCH 31, 1999, and MARCH 31, 1998


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income Taxes

                Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


        Reporting on Costs of Start-Up Activities

                Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

        Loss Per Share

                Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of March 31, 2000, the Company had no dilative common stock equivalents such as stock options.

                                  TEKRON, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               MARCH 31, 2000, MARCH 31, 1999, and MARCH 31, 1998


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


        Year End

        The Company has selected March 31st as its fiscal year-end.



NOTE 3 - INCOME TAXES

        There is no provision for income taxes for the period ended March 31, 2000, due to the net loss and no state income tax in Delaware, the state of the Company's domicile and operations. The Company's total deferred tax asset as of March 31, 2000 is as follows:

              Net operation loss carry forward                     $       4,247
              Valuation allowance                                  $       4,247

              Net deferred tax asset                               $           0


        The federal net operating loss carry forward will expire between 2015 and 2020.

        This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

                                  TEKRON, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               MARCH 31, 2000, MARCH 31, 1999, and MARCH 31, 1998


NOTE 4 - STOCKHOLDERS' EQUITY

        Common Stock

        The authorized common stock of the corporation consists of 20,000,000 shares with a par value $0.001 per share.

        Preferred Stock

        Tekron, Inc. has no preferred stock.

        On September 15, 1994, the Company issued 200 shares of its $0.00001 par value common stock in consideration of $0.10 per-share ($20.00) to its directors.

        On January 31, 1998, the Company issued 91,000 shares of its $0.00001 par value common stock for cash of $9,100.

        On September 16, 1999, the State of Delaware approved the Company's restated Articles of Incorporation, which changed the par value from $0.00001 to $0.001.

        On December 8, 1999, the Company approved a forward stock split on the basis of 45 for 1, thus increasing the common stock from 91,200 shares 4,104,000 shares.


NOTE 5 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and/or directors have informally committed to advancing the operating costs of the Company interest free.

                                  TEKRON, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (Continued)

               MARCH 31, 2000, MARCH 31, 1999, and MARCH 31, 1998


NOTE 6 - WARRANTS AND OPTIONS

        There are no warrants or options outstanding to acquire any additional shares of common stock.


NOTE 7 - RELATED PARTY TRANSACTIONS

        The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                  TEKRON, INC.
                         ( a Development Stage Company)
                                 BALANCE SHEETS
                                    UNAUDITED


                                                           3 MONTHS       YEAR
                                                            ENDED         ENDED
                                                           6/30/00       3/31/00
                                                           -------       -------
                                     ASSETS

CURRENT ASSETS
     CASH                                                   1,588         4,873
                                                            -----         -----
TOTAL CURRENT ASSETS                                        1,588         4,873

FIXED ASSETS

                                                            -----         -----
NET FIXED ASSETS                                                0             0

OTHER ASSETS
     ORGANIZATION COSTS                                         0             0
     LESS AMORTIZATION                                          0             0
                                                            -----         -----
TOTAL OTHER ASSETS                                              0             0
                                                            -----         -----
TOTAL ASSETS                                                1,588         4,873
                                                            =====         =====

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

                                                            -----         -----
TOTAL CURRENT LIABILITIES                                       0             0

LONG TERM LIABILITIES
                                                            -----         -----
TOTAL LONG TERM LIABILITIES                                     0             0
                                                            -----         -----
TOTAL LIABILITIES                                               0             0

STOCKHOLDERS' EQUITY

     COMMON STOCK - $.001 par value                         4,104         4,104
     20,000,000 shares authorized, 4,104,000 issued
     and outstanding at 6/30/00 and 4,104,000
     issued and outstanding at 3/31/00

     ADDITIONAL PAID IN  CAPITAL                            5,016         5,016

     BEGINNING RETAINED DEFICIT                            -4,247           -20
     NET LOSS                                              -3,285        -4,227
                                                            -----         -----
     ENDING RETAINED DEFICIT                               -7,532        -4,247
                                                            -----         -----
TOTAL STOCKHOLDERS' EQUITY                                  1,588         4,873
                                                            -----         -----
TOTAL LIAB & STOCKHOLDERS' EQUITY                           1,588         4,873
                                                            =====         =====



                        SEE NOTES TO FINANCIAL STATEMENTS

                                  TEKRON, INC.
                            STATEMENTS OF OPERATIONS
                          (a Development Stage Company)
                                    UNAUDITED


                                                                                                                      5/31/94
                                             3 MONTHS           3 MONTHS          YEAR               YEAR           (INCEPTION)
                                              ENDED              ENDED            ENDED              ENDED              TO
                                             6/30/00            6/30/99          3/31/00            3/31/99           6/30/00
                                             ---------         ---------         ---------         ---------         ---------
REVENUE

                                             ---------         ---------         ---------         ---------         ---------
TOTAL REVENUE                                        0                 0                 0                 0                 0

DIRECT COSTS



                                             ---------         ---------         ---------         ---------         ---------
TOTAL COST OF GOODS SOLD                             0                 0                 0                 0                 0

                                             ---------         ---------         ---------         ---------         ---------
GROSS PROFIT                                         0                 0                 0                 0                 0

EXPENSES

GENERAL, SELLING, AND ADMINISTRATIVE             3,285                 0             4,227                 0             7,532

                                             ---------         ---------         ---------         ---------         ---------
TOTAL OPERATING EXPENSES                         3,285                 0             4,227                 0             7,532


                                             ---------         ---------         ---------         ---------         ---------
LOSS FROM OPERATIONS                            -3,285                 0            -4,227                 0            -7,532


OTHER INCOME & EXPENSE


                                             ---------         ---------         ---------         ---------         ---------
TOTAL OTHER INCOME & EXPENSE                         0                 0                 0                 0                 0

                                             ---------         ---------         ---------         ---------         ---------
LOSS BEFORE TAXES                               -3,285                 0            -4,227                 0            -7,532


                                             ---------         ---------         ---------         ---------         ---------
NET LOSS                                        -3,285                 0            -4,227                 0            -7,532
                                             =========         =========         =========         =========         =========


NET LOSS PER SHARE                             -0.0008               NIL           -0.0010               NIL           -0.0018


WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                           4,104,000         4,104,000         4,104,000         4,104,000         4,104,000



                        SEE NOTES TO FINANCIAL STATEMENTS

                                  TEKRON, INC.
                            STATEMENTS OF CASH FLOWS
                          (a Development Stage Company)
                                    UNAUDITED


                                                                                                     5/31/94
                                             3 MONTHS     3 MONTHS        YEAR          YEAR       (INCEPTION)
                                              ENDED         ENDED         ENDED         ENDED          TO
                                             6/30/00       6/30/99       3/31/00       3/31/99       6/30/00
                                             -------       -------       -------       -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES
     NET LOSS                                -3,285             0         -4,227            0         -7,532

ADJ TO RECONCILE NET LOSS TO NET
CASH PROVIDED BY OPERATING ACTIVITIES             0             0              0            0             20
     ISSUE COMMON STOCK


                                             ------         -----         ------        -----         ------
NET CASH USED IN OPERATING ACTIVITIES        -3,285             0         -4,227            0         -7,512

CASH FLOWS FROM INVESTING ACTIVITIES              0             0              0            0              0

CASH FLOWS FROM FINANCING ACTIVITIES              0             0              0            0          9,100


                                             ------         -----         ------        -----         ------
NET INCREASE (DECREASE)                      -3,285             0         -4,227            0          1,588

CASH BEGINNING OF PERIOD                      4,873         9,100          9,100        9,100              0

                                             ------         -----         ------        -----         ------
CASH END OF PERIOD                            1,588         9,100          4,873        9,100          1,588
                                             ------         -----         ------        -----         ------



                        SEE NOTES TO FINANCIAL STATEMENTS

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of
Section 145 of the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee          $ 108
Accounting fees and expenses                                 $2000
Legal fees                                                   $ 500
Total                                                        $2608

The Company will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.


                     RECENT SALES OF UNREGISTERED SECURITIES

On September 15, 1994, the shareholders authorized the issuance of 100 shares of common stock for services to each of the officers and directors of the Company for a total of 200 Rule 144 shares. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately December 1, 1997 until January 31, 1998, the Company offered and sold 91,000 shares at $0.10 per share to non-affiliated private investors. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the Company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On December 8, 1999, the Board of Directors authorized a forward stock split of 45 for 1 resulting in a total of 4,104,000 shares of common stock issued and outstanding.


EXHIBITS



Exhibit 1      Underwriting Agreement                                                None
Exhibit 2      Plan of acquisition, reorganization or liquidation                    None
Exhibit 3(i)   Articles of Incorporation and Amendment                               Included
Exhibit 3(ii)  Bylaws                                                                Included
Exhibit 4      Instruments defining the rights of holders                            None
Exhibit 5      Opinion re: Legality                                                  Included
Exhibit 8      Opinion re: Tax Matters                                               None
Exhibit 9      Voting Trust Agreement                                                None
Exhibit 10     Material Contracts                                                    None
Exhibit 11     Statement re: computation of per share earnings                       See Financials
Exhibit 13     Annual or Quarterly Reports
               The Company's 10K-SB for the year ended 3/31/00 and the Company's
               10QSB for the quarter ended 6/30/00 are available through Edgar on the Securities and Exchange Commission web site (www.sec.gov)
Exhibit 15     Letter on unaudited interim financial information                     None
Exhibit 16     Letter on change of certifying accountant                             None
Exhibit 21     Subsidiaries of the registrant                                        None
Exhibit 23     Consent of experts and counsel                                        Included

Exhibit 24     Power of Attorney                                                     None
Exhibit 25     Statement of eligibility of trustee                                   None
Exhibit 26     Invitations for competitive bids                                      None
Exhibit 27     Financial Data Schedule                                               Included




                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

        1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on September 13, 2000.


                                        Tekron, Inc.


                                        By        /s/ Andrew Chandler
                                          --------------------------------------
                                           Andrew Chandler, President & Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.



/s/ Andrew Chandler        , President, Secretary &  Director      9/13/00
---------------------------                                        -------------
Andrew Chandler                                                    Date


/s/ Don Fulton             , Treasurer                             9/13/00
---------------------------  &  Director                           -------------
Don Fulton,                                                        Date

                                 EXHIBIT INDEX


EXHIBITS



EXHIBITS       DESCRIPTION
Exhibit 1      Underwriting Agreement                                                None
Exhibit 2      Plan of acquisition, reorganization or liquidation                    None
Exhibit 3(i)   Articles of Incorporation and Amendment                               Included
Exhibit 3(ii)  Bylaws                                                                Included
Exhibit 4      Instruments defining the rights of holders                            None
Exhibit 5      Opinion re: Legality                                                  Included
Exhibit 8      Opinion re: Tax Matters                                               None
Exhibit 9      Voting Trust Agreement                                                None
Exhibit 10     Material Contracts                                                    None
Exhibit 11     Statement re: computation of per share earnings                       See Financials
Exhibit 13     Annual or Quarterly Reports
               The Company's 10K-SB for the year ended 3/31/00 and the Company's
               10QSB for the quarter ended 6/30/00 are available through Edgar on the Securities and Exchange Commission web site (www.sec.gov)
Exhibit 15     Letter on unaudited interim financial information                     None
Exhibit 16     Letter on change of certifying accountant                             None
Exhibit 21     Subsidiaries of the registrant                                        None
Exhibit 23     Consent of experts and counsel                                        Included
Exhibit 24     Power of Attorney                                                     None
Exhibit 25     Statement of eligibility of trustee                                   None
Exhibit 26     Invitations for competitive bids                                      None
Exhibit 27     Financial Data Schedule                                               Included